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                                                                 Exhibit (8) (a)



                                                                   June 12, 2002



KeyCorp Capital V,
KeyCorp Capital VI,
KeyCorp Capital VII,
   c/o KeyCorp,
      127 Public Square,
             Cleveland, Ohio 44114.


Ladies and Gentlemen:


          As special tax counsel to KeyCorp Capital V, KeyCorp Capital VI, and KeyCorp Capital VII (the "Trusts") and KeyCorp in connection with the registration of $250,000,000 aggregate liquidation amount of the Capital Securities of the Trusts, we hereby confirm to you our opinion as set forth under the heading "U.S. Federal Income Tax Considerations" in the Prospectus which forms a part of the Registration Statement of the Trusts to which this opinion is filed as an exhibit, subject to the limitations set forth therein.


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "U.S. Federal Income Tax Considerations" and "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                         Very truly yours,
                                                         /s/ Sullivan & Cromwell